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                                                                        EX.10.16

                                VARIAGENICS, INC.
                              CONSULTING AGREEMENT

AGREEMENT made on April 17, 2000, by and between Alan Houston, having his principal office at Longfield, Staines Road, Wraysbury, Berkshire TW19 5AG, UK (the "Consultant"), and VARIAGENICS, INC., a Delaware corporation having its principal place of business at 60 Hampshire Street, Cambridge, MA 02139 (the "Company").

WHEREAS, the Company desires to retain the Consultant to render certain consulting services to the Company in the field of Clinical Development and Medical Affairs (the "Field") and Consultant desires to be so retained as a consultant by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Services of Consultant.

      On the terms and subject to the conditions of this Agreement, the Company hereby retains Consultant to render such consulting, advisory and related services to the Company in the Field as the Company may reasonably request from time to time. Consultant hereby accepts such engagement subject to the terms and conditions set forth herein and agrees to provide service to the Company as described in Exhibit A.

2.    Compensation.

      In consideration of the services to be rendered by Consultant hereunder, Consultant shall be entitled to receive compensation as follows:

      (a)   Consultant shall be compensated at the rate described in Exhibit A.

      (b) Consultant shall be granted non-qualified stock options as described in Exhibit A.

      (c) The Company shall reimburse Consultant for all reasonable and necessary expenses incurred or paid by Consultant in connection with, or related to, the performance of consulting services under this Agreement, in accordance with Company policies in effect from time to time.

      (d) In the event of termination of this Agreement no further compensation shall be payable to Consultant hereunder.

      (e) Termination of this Agreement shall not affect the Company's obligation to pay for services previously performed by Consultant or expenses reasonably incurred by Consultant for which Consultant is entitled to reimbursement hereunder.

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Consulting Agreement

3.    Term and Termination.

      The initial term of this Agreement (the "Consulting Period") shall be for a period of six (6) months from the date hereof and shall automatically be extended for an additional period or periods of six months unless either party shall have given to the other written notice to the contrary at least thirty (30) days prior to the commencement of such additional period; provided, however, that either the Consultant or the Company may terminate this Agreement, with or without cause in its sole discretion, by giving not less than thirty (30) days prior written notice to the other. The provisions of Sections 4 and 5 hereof shall survive the expiration or termination of this Agreement.

4.    Confidentiality and Inventions.

      (a) Consultant shall maintain in strictest confidence, and shall use and disclose only as authorized by the Company, all information of a competitively sensitive or proprietary nature that Consultant receives, reviews or has access to in connection with the services to be performed for the benefit of the Company hereunder or which Consultant creates or has created or compiled for the Company as the result of the consulting services of Consultant hereunder. Consultant agrees not to make any copies of such confidential or proprietary information of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the Consulting Period, to return to the Company any and all documentary, machine-readable or other elements or evidence of such confidential or proprietary information, and any copies that may be in Consultant's possession or control. Notwithstanding the foregoing, these restrictions shall not be construed to apply to (1) information generally available to the public; (2) information released by the Company generally without restriction; (3) information known by Consultant prior to disclosure by the Company or which is independently developed or acquired by Consultant without reliance in any way on other protected information or resources of the Company; or (4) information approved by the Company for disclosure by Consultant without restriction.

      (b) The Consultant shall not disclose to the Company hereunder any information relating to products, product developments or processes with respect to which Consultant is under any actual or implied duty to any third party to keep secret, and nothing in this Agreement shall impose an obligation on Consultant to act contrary to any such actual or implied duty to others. Except as set forth below, the Company shall be free to use all information that Consultant conveys to it hereunder without any further obligation to Consultant.

      (c) Any invention, discovery, improvement, process, formula or method relating to or useful in connection with the Field (collectively termed "Technical Information") which is made or discovered or which comes to the attention of Consultant during the course of Consultant's work for the Company hereunder will be forthwith fully disclosed by Consultant to the President of the Company and Consultant shall promptly assign to the Company his/her entire right, title and interest in and to such Technical Information. At any time during or after the Consulting Period, Consultant agrees that he will fully cooperate with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be


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Consulting Agreement

            required to perfect the Company's rights in and to any of such Technical Information, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that the Company will bear the expense of such proceedings. Consultant hereby designates the Company as its agent for, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting the foregoing assignments from Consultant to the Company.

      (d) Technical Information, or other information developed directly or indirectly in connection with services rendered by Consultant pursuant to this Agreement, may be worthy of written or oral publication in scholarly journals or at meetings at the sole discretion of the Company. It is intended that such publications meet the highest standards of scientific excellence and integrity, and subject to the terms of confidentiality herein, and that authorship be determined in accordance with the respective scientific contributions of the Consultant and employees of the Company. Any proposed Publication covering the Technical Information or other information developed directly or indirectly in connection with services rendered by Consultant hereunder, must be approved by the Company in writing in advance of its submission. In no event will any such publication or presentation by Consultant contain any Proprietary Information.

5.    Records

      Upon termination of Consultant's relationship with the Company, Consultant shall deliver to the Company any property of the Company which may be in his possession including computers, software, materials, memoranda, notes, records, reports, notebooks, or other documents or photocopies of the same.

6.    Notices.

      All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, receipt of telefax, delivery by recognized courier service or upon deposit in the United States Mail, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

7.    Status.

      (a) The Consultant is retained by the Company only for the purposes and to the extent set forth in this Agreement. In performing services for the Company hereunder, Consultant is acting as an independent contractor and not as an employee of the Company. Consultant will not be entitled to receive any of the benefits provided by the Company to its employees and Consultant will be solely responsible for the payment of all federal, state and local taxes and contributions imposed or required on income, unemployment insurance, social security and any other law or regulation.


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Consulting Agreement

      (b) The Consultant represents that neither his execution of, nor performance of his obligations under, this Agreement will result in a violation, breach or default under any term or provision of any contract or agreement to which Consultant is a party or by which he/she is bound or constitute an event which with notice, lapse or time, or both, would result in any such violation, breach or default.

8.    Indemnification.

      Consultant agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and other advisors from and against any and all actions, suits, proceedings, claims, demands, losses and expenses, including attorneys' fees, arising out of or relating to any (i) unauthorized act or statement made by Consultant in connection with the consulting services to be performed hereby, or (ii) violation of any warranty set forth in Section 8.

9.    Remedies.

      In the event of any breach by Consultant of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to seek specific performance and other equitable relief, including injunctive relief, and to payment by Consultant of all costs and expenses, including attorneys' fees, incurred by the Company in enforcement against Consultant of the provisions of this Agreement.

10.   General Provisions.

      (a) This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts, without application of the conflicts of law provisions thereof;

      (b) this Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and undertakings, both written and oral;

      (c) the rights and obligations of Consultant pursuant to this Agreement shall not be assignable by Consultant;

      (d) this Agreement shall be binding upon and inure solely to the benefit of the respective successors and assigns of the parties hereto;

      (e) this Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto; and

      (f) this Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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Consulting Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day first written above.

                                VARIAGENICS, INC.


                                By: /s/ Richard P. Shea
                                    -------------------------------------------
                                    Richard P. Shea, Chief Financial Officer


                                By: /s/ Alan Cromarty Houston
                                    -------------------------------------------
                                    Alan Cromarty Houston


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Consulting Agreement

                                VARIAGENICS, INC.
                        CONSULTING AGREEMENT - EXHIBIT A

1.    Services to be provided by Consultant.

Consultant shall provide services in Clinical Development and Medical Affairs as requested by Variagenics. Consultant will work 40 hours per week for Variagenics, and shall make reasonable efforts to be present at Variagenics' facilities when necessary. Consulting services shall be approved by Taylor Crouch, CEO, or Richard P. Shea, Chief Financial Officer, and from time to time, reports shall be prepared by the Consultant summarizing the work performed and planned.

2.    Compensation to Consultant.

Consultant shall be paid $4,038.47 per week for each week worked. In addition, subject to the approval by the Company's Board of Directors, Consultant shall be granted stock options for the purchase of 100,000 shares of common stock of the Company at an exercise price determined in good faith by the Board to be fair market value. Your right to exercise these options will vest 12/48 of the amount twelve (12) months from the date of this agreement and 1/48 of the amount vesting monthly thereafter for thirty-six (36) months. The vesting cycle will end upon termination of the agreement but will continue if the Consultant becomes an Employee of the Company.


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